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                                                                    EXHIBIT 21.1
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                           SUBSIDIARIES OF REGISTRANT
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NAME                                    LOCATION
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Extreme Networks International          Cayman Islands
Extreme Networks Japan K.K.             Japan
Extreme Networks Hong Kong Limited      Hong Kong
Extreme Networks IHC, Inc.              Delaware
Extreme Networks FSC, Inc.              Barbados
Extreme Networks UK Limited             United Kingdom